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                                                                    EXHIBIT 10.5


                                      THE
                        ELGIN NATIONAL INDUSTRIES, INC.
                         SUPPLEMENTAL RETIREMENT PLAN
                         ----------------------------

     This Elgin National Industries, Inc. Supplemental Retirement Plan ("Plan") is adopted by Elgin National Industries, Inc. a Delaware corporation ("Company"), this 21st day of November, 1995, and effective January 1, 1995.


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company desires to establish a supplemental retirement plan for the exclusive benefit of certain of its key executives and the key executives of its subsidiaries that have adopted this Plan so as to reward them for their loyal and faithful service and to aid them in increasing their economic security by providing additional funds at retirement with respect to those benefits that may have been reduced because of certain limitations imposed by the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, and/or the Retirement Protection Act of the Uruguay Round General Agreement on Tariffs & Trade; and

     WHEREAS, the Company has been authorized by the Board of Directors of ENI Holding Corp. and by its own Board of Directors to enter into this Agreement in order to provide for the proper administration of the Plan;

     NOW, THEREFORE, in consideration of the premises herein contained, it is hereby agreed as follows:


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

The following words, when used herein, shall have the meanings indicated unless the context indicates otherwise:
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1.01 "Agreement" or "Plan" -- The Plan set forth in this document, as it may be amended from time to time. This Agreement shall be known as the Elgin National Industries, Inc. Supplemental Retirement Plan.

1.02 "Beneficiary" -- The person or persons last designated by a Participant, by written notice, filed with the Pension Plan, to receive a Pension Plan benefit upon his death. In the event a Participant fails to designate a person or persons as provided above, or if no Beneficiary so designated survives the Participant, then for all purposes of this Plan, the Beneficiary shall be the person or persons set forth in the order of succession in the Pension Plan.

1.03 "Code" -- The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

1.04 "Company" -- Elgin National Industries, Inc., or any corporation or business organization which shall assume or succeed to the Company's obligations under the Plan. The term "Company" shall also include a subsidiary that has, with the consent of the Company, adopted this Plan.

1.05 "Effective Date" -- January 1, 1995.

1.06 "GATT Rate" -- The interest rate and mortality table utilized to determine lump sum equivalencies in the Pension Plan in accordance with the Retirement Protection Act of the Uruguay Round General Agreement on Tariffs and Trade.

1.07 "Participant" -- An employee of the Company or an adopting subsidiary whose participation in the Plan has been approved by the Board of Directors of the Company and who is a Participant under the Pension and/or Profit Sharing Plan.

1.08 "Pension Plan" -- The ENI Pension Plan for Employees of Elgin National Industries, Inc. and Participating Affiliates, as it may be amended from time to time.

1.09 "Profit Sharing Plan" -- The profit sharing portion of the Elgin National Industries, Inc. Master Savings and Profit Sharing Plan, as it may be amended from time to time.

                                  ARTICLE II
                                  ----------
                                  ELIGIBILITY
                                  -----------

Any Participant who qualifies for a benefit under the Pension and/or Profit Sharing Plan, who is approved by the Board of Directors of the Company to participate herein, and whose benefits under such Plan are reduced or otherwise limited by reason of the application of the limitations

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set forth in Sections 401(a)(17), and/or 415 of the Code, and/or the use of the
GATT Rate shall be entitled to participate and receive a benefit hereunder.

                                  ARTICLE III
                                  -----------
                           BENEFITS; FORM OF PAYMENT
                           -------------------------

3.01 Pension Benefits - The Pension benefits under this Plan to which an eligible Participant or Beneficiary shall be entitled shall be an amount equal to the difference, if any, between (a) and (b) below:

     (a) The amount of benefits to which a Participant would be entitled to receive under the Pension Plan if such benefits were computed in accordance with the formula in Section 5.01 of the Pension Plan utilizing all of a Participant's Years of Credited Service and Compensation without giving any effect to the limitations imposed by Sections 401(a)(17) and/or 415 of the Code, as now or hereafter in effect and determining the actuarial equivalence of a lump sum benefit utilizing the interest required under Code Section 417(e)(3) and mortality table in effect prior to the implementation of the GATT Rate (if, for any reason, the interest rate prior to the implementation of GATT is not published or otherwise available, then for all purposes hereof, such rate shall be the GATT rate less one hundred seventy five
         (175) basis points); provided, however, if the GATT rate (mortality table) would yield a larger lump sum equivalency, then such mortality table shall be utilized;

                                     less

     (b) The amount of benefits to which he is entitled to receive under the Pension Plan.

     The amount of benefit so determined shall be subject to such adjustments as the Company, from time to time, deems appropriate to reflect any changes in the application of the limitations imposed by Code Sections 401(a)(17), 415 and/or 417(c)(3) with respect to the computation of benefits under the Pension Plan.

3.02 Profit Sharing Benefits - The Profit Sharing benefits to which an eligible Participant or Beneficiary shall be entitled to receive shall be determined as follows:

         As of the end of each calendar year, commencing with the year ended December 31, 1994, the Company shall credit (bookkeeping account only) each Participant with that percentage of his Compensation (as defined in the Profit Sharing Plan) which cannot be allocated to his Account under said Plan because of the limitations of Code Section 401(a)(17), if any. To such bookkeeping account shall be credited annually, as of each

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          December 31, simple interest at the rate of eight percent (8%)
          per annum or such other rate of interest as from time to time determined by the Board of Directors of the Company. For the year in which such contribution is deemed made, interest shall be credited only from April 1 of the following year. If an eligible Participant terminates employment for any reason and is entitled to a distribution of his Profit Sharing benefits hereunder, interest shall be credited through the last day of the month preceding the date of distribution.

3.03 Payment of Benefits - Except as hereinafter specifically provided, the benefits of any Participant or Beneficiary hereunder shall be paid in the same manner as the benefits under the Pension Plan and Profit Sharing Plan, as applicable. All optional forms of benefits shall be the actuarial equivalent of the benefits otherwise payable under this Plan.

     Any benefits payable under the Pension and Profit Sharing Plans shall be paid solely in accordance with the terms and provisions thereof, and nothing in this Agreement shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Pension and Profit Sharing Plans.

3.04 Vesting - Notwithstanding anything herein to the contrary, except in the event of a Participant's Disability (as defined in the Profit Sharing Plan) or death, no benefits shall vest hereunder until January 1, 1996. Thereafter, all benefits accrued shall be one hundred percent (100%) non-forfeitably vested.


                                  ARTICLE IV
                        ADMINISTRATION; AMENDMENTS AND
                    TERMINATION; RIGHTS AGAINST THE COMPANY

4.01 Administration - The Company shall administer this Plan. The Company shall have, and shall exercise and perform, all the powers, rights, authorities and duties set forth in the Pension Plan with the same effect as if set forth in full herein with respect to this Plan. Any determination or decision by the Company shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan.

4.02 Amendment - The Company, solely, and without the approval of any Participant or Beneficiary, shall have the right to amend this Plan at any time and from time to time, by resolution duly adopted by it. Any such Amendment shall become effective upon the date stated therein.

4.03 Termination - The Company has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect.


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     However, circumstances not now foreseen or circumstances beyond the
     Company's control may make it impossible or inadvisable to continue the Plan and therefor, the Company, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time; provided, however, that any Participant who had previously accrued a Pension and/or Profit Sharing benefit as of the termination date, shall be entitled to receive such benefits.

4.04 Rights Against the Company - The establishment of this Plan shall not be construed as giving to any Participant, Beneficiary, employee or any person whomsoever, any legal, equitable or other rights against the Company, or its stockholders, officers, directors, or agents, or as giving to any Participant any equity or other interest in the assets or business of the Company or giving any employee the right to be retained in the employment of the Company. All employees and Participants shall be subject to discharge to the same extent that they would have been if this Plan had never been adopted. Subject to the rights of the Company to terminate this Plan or any benefit hereunder, the rights of any Participant hereunder shall be solely those of an unsecured creditor of the Company.

                                   ARTICLE V
                           GENERAL AND MISCELLANEOUS

5.01 Spendthrift Clause - No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or any other person or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise encumber or dispose of any interest in the Plan shall be void.

5.02 Severability - In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

5.03 Construction of Agreement - The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

5.04 Gender - The personal pronoun of the masculine gender shall be understood to apply to women as well as men except where specific reference is made to one or the other.


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5.05 Governing Law -- Except to the extent pre-empted by Federal law, the validity and effect of this Agreement and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Illinois.

5.06 No Requirement to Fund -- This Plan is not funded, escrowed or trusteed in any way or form and the establishment of any bookkeeping account or entry or private investment by the Company to assist it in providing the benefits contemplated hereunder shall not give any Participant, Beneficiary or other party whomsoever any interest in or right to such account, entry or investment. It is the Company's intention that this Plan be an unfunded excess benefit plan as said term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers as of the day and year first above written.


                                       ELGIN NATIONAL INDUSTRIES, INC.,
                                       a Delaware corporation


                                       By: /s/ Wayne J. Conner
                                           ----------------------
                                           Its: Vice President
                                                -----

ATTEST:

By: /s/ Lynn C. Batory
    ------------------------
    Its:           Secretary
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